Exhibit 99.1

Press Release

Release date: May 4, 2017

Uniti Group Inc. Reports First Quarter 2017 Results

•	Revenues of $211.5 Million; Net Loss of $0.14 Per Diluted Common Share
•	AFFO Per Diluted Common Share of $0.65 For the Quarter
•	Announced Acquisitions of Hunt Telecom and Southern Light
•	Successfully Completed $518 Million Common Equity Offering
•	Successfully Executed $200 Million Senior Unsecured Notes Offering
•	Revolving Credit Agreement Borrowing Capacity Increased to $750 Million

LITTLE ROCK, Ark., May 4, 2017 (GLOBE NEWSWIRE) – Uniti Group Inc. ("Uniti" or the “Company”) (Nasdaq: UNIT) today announced its results for the first quarter of 2017.

FIRST QUARTER 2017 RESULTS

"We are pleased with the execution of our strategy during the first quarter and our businesses performed very well. Uniti Fiber and our two recently announced acquisitions, Southern Light and Hunt, had strong sales bookings including awards for 1,300 new small cell nodes as well as E-Rate and Fortune 500 enterprise wins.  We have excellent momentum and industry dynamics are creating more opportunities for us to deploy capital for acquisitions, sale-leasebacks and other transactions involving critical communication infrastructure assets.” said Kenny Gunderman, President and Chief Executive Officer.

Revenues for the first quarter of 2017 were $211.5 million.  Net loss and Adjusted EBITDA was $20.0 million and $177.0 million, respectively, for the same period.  Net loss attributable to common shares was $21.8 million, or ($0.14) per diluted share, for the period, and includes a $10.9 million non-cash charge for a change in the fair value of contingent consideration related to the Tower Cloud acquisition and achievement of small cell deployment milestones.    Adjusted Funds From Operations (“AFFO”) attributable to common shares was $100.3 million, or $0.65 per diluted common share.

Uniti Fiber contributed $34.8 million of revenues and $11.6 million of Adjusted EBITDA for the first quarter of 2017.  Uniti Fiber’s net success based capital expenditures during the quarter were $11.7 million and maintenance capital expenditures were $0.5 million.

INVESTMENT TRANSACTIONS

Southern Light Acquisition

On April 7, 2017, the Company entered into a definitive agreement to acquire Southern Light, LLC (“Southern Light”) for aggregate consideration of $700 million, including $635 million in cash, subject to certain adjustments set forth in the transaction documents, and approximately 2.5 million operating partnership units.

Southern Light is a leading provider of data transport services along the Gulf Coast region serving twelve attractive Tier II and Tier III markets across Florida, Alabama, Louisiana, Georgia, and Mississippi. Southern Light’s dense regional fiber network comprises nearly 540,000 fiber strand miles, 5,700 fiber route miles, and over 4,500 on-net locations.  The acquisition is expected to close during the third quarter of 2017 and is subject to customary closing conditions.

Hunt Telecom Acquisition

On February 22, 2017, the Company entered into a definitive agreement to acquire Hunt Telecommunications LLC (“Hunt”) for the aggregate consideration of $170 million, including approximately $114.5 million in cash and 2.1 million operating partnership units, subject to adjustment.  Hunt shareholders may receive additional contingent equity consideration upon Hunt achieving certain defined operational and financial milestones.

Hunt is a leading provider of data transport to K–12 schools and government agencies with a dense network of 140,000 fiber strand miles and 2,600 fiber route miles in Louisiana.  The acquisition is expected to close during the second quarter of 2017 and is subject to customary closing conditions.

LIQUIDITY AND FINANCING TRANSACTIONS

During the first quarter, the Company repriced $2.1 billion of term loans outstanding under its revolving credit agreement, decreasing the interest by 50 basis points.  The term loans currently accrue interest at LIBOR plus 3.00% per annum (with a LIBOR minimum of 1%).  The Company has entered into interest rate swap agreements that fix the rate on these loans at 5.1%.

To pre-fund the acquisitions of Hunt and Southern Light the Company completed two capital market transactions in April 2017:

•

The Company completed the sale of 19.5 million shares of common stock at $26.50 per share in an underwritten public offering.  Net proceeds to the Company were approximately $500 million, after underwriter discounts and other transaction cost, and are expected to be used to fund a portion of the cash consideration for the acquisitions of Southern Light and Hunt.

•

The Company priced $200 million principal amount of 7.125% Senior Secured Notes (“Notes”) due 2024 at an issue price of 100.500% of par.  Net proceeds to the Company, after underwriter discounts and transaction costs, are expected to be approximately $197 million, and to be used to fund a portion of the cash consideration for the acquisition of Southern Light.  If the Southern Light acquisition is not completed by October 14, 2017, the Company is required to redeem the Notes at 100% of the issue price.

The Company also entered into an amendment to its revolving credit agreement in April 2017 to increase the borrowing capacity thereunder from $500 million to $750 million.  Other terms of the revolving credit agreement were unchanged.

At quarter-end, the Company had $68.7 million of unrestricted cash and cash equivalents, and its revolving credit agreement was completely undrawn.  The Company’s leverage ratio at quarter end was 5.9x based on Net Debt to Annualized Adjusted EBITDA.

As previously reported, on May 3, 2017, the Company’s Board of Directors declared a quarterly cash dividend of $0.60 per common share, payable on July 14, 2017 to stockholders of record on June 30, 2017.

FULL YEAR 2017 OUTLOOK

The Company’s current 2017 outlook remains unchanged from its prior guidance, except for the effect of the recent equity and Notes issuances referred to above, and the inclusion of the estimated impact of the Hunt and Southern Light acquisitions.

Our current outlook estimates that the Hunt acquisition closes on June 1, 2017, the Southern Light acquisition closes on August 1, 2017, and the results of operations of each are consolidated after the estimated closing dates.  Accordingly, we expect Hunt to contribute revenues and Adjusted EBITDA of approximately $22.0 million and $10.0 million, respectively, for the seven-month period from its estimated closing date.  We expect Southern Light to contribute revenues and Adjusted EBITDA of approximately $38.0 million and $21.5 million, respectively, for the five-month period from its estimated closing date.

Our current outlook excludes the impact of any other future acquisitions, capital market transactions, and transaction costs.  Furthermore, our outlook is subject to adjustment based on the finalization of purchase price allocations related to the acquisitions, and actual results could differ materially from these forward-looking statements.

The Company’s outlook for 2017 is as follows (in millions):

	Full Year 2017
Revenue	$902	to	$910
Adjusted EBITDA (1)	743	to	749
Interest expense (2)	306	to	306

Applicable to common shareholders:
Net loss	(18)	to	(12)
FFO (1)	349	to	355
AFFO (1)	418	to	426
Weighted-average common shares outstanding - diluted	169	to	170
________________________
(1)See “Non-GAAP Financial Measures” below.
(2)Includes amortization of deferred financing costs and debt discounts. See reconciliation of components of interest expense below.

At the midpoint of its outlook, the Company expects full year 2017 net loss attributable to common shares to be approximately $(0.07) per diluted share.  The following table provides a reconciliation from the Company’s prior outlook for AFFO to its current outlook.

Full Year 2017 Midpoint Outlook
Prior 2017 outlook – AFFO	$2.61

Pre-funding capital market transactions (1)	(0.10)
Projected impact of Hunt and Southern Light (2)	(0.01)

Current 2017 outlook – AFFO	2.50

Current 2017 outlook – AFFO before pre-funding transactions	$2.60
________________________

(1)Represents the dilutive impact to AFFO per diluted common share from the effective date of the aforementioned pre-funding capital market transactions to the estimated closing dates of the Hunt and Southern Light acquisitions.

(2)Estimated impact of consolidating the results of operations of Hunt and Southern Light following their estimated closing dates, including estimated 2017 post-closing cost savings of $2.5 million.

CONFERENCE CALL

Uniti will hold a conference call today to discuss this earnings release at 4:15 PM Eastern Time (3:15 PM Central Time).  The dial-in number for the conference call is (844) 513-7153 (or (508) 637-5603 for international callers) and the conference ID 3938179.  The conference call will be webcast live and can be accessed on the Company’s website at www.uniti.com.  A replay of the webcast will be available following the call on the Company’s website, beginning today at approximately 8:00 PM Eastern Time and will remain available for 14 days.

ABOUT UNITI

Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of wireless infrastructure solutions for the communications industry.  As of March 31, 2017, Uniti owns 4.2 million fiber strand miles, 493 wireless towers, and other communications real estate throughout the United States and Mexico. Additional information about Uniti can be found on its website at www.uniti.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release and today’s conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact, including, without limitation, those regarding our business strategies, growth prospects, industry trends, sales opportunities, operating and financial performance, 2017 financial results and the anticipated closing of, and benefits of, the Hunt and Southern Light transactions.

Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations include, but are not limited to, the ability and willingness of our customers to meet and/or perform their obligations under any contractual arrangements entered into with us; the ability and willingness of our customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant; our ability to renew, extend or obtain contracts with significant customers (including customers of the businesses we acquire); the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; the risk that we fail to fully realize the potential benefits of acquisitions or have difficulty integrating acquired companies; our ability to generate sufficient cash flows to service our outstanding indebtedness; our ability to access debt and equity capital markets; the impact on our business or the business of our customers as a result of credit rating downgrades and fluctuating interest rates; our ability to retain our key management personnel; our ability to qualify or maintain our status as a real estate investment trust (“REIT”); changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; covenants in our debt agreements that may limit our operational flexibility; other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; the risk that the Hunt or Southern Light transaction agreements may be modified or terminated prior to expiration; risks related to satisfying the conditions to the Hunt or Southern Light transactions; and additional factors described in our reports filed with the SEC.

Uniti expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this press release and today’s conference call to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.

NON-GAAP PRESENTATION

This release and today’s conference call contain certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  Such measures should not be considered as alternatives to GAAP.  Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Uniti Group Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

	March 31, 2017	December 31, 2016
Assets:
Property, plant and equipment, net	$2,672,349	$2,670,037
Cash and cash equivalents	68,726	171,754
Accounts receivable, net	17,236	15,281
Goodwill	262,086	262,334
Intangible assets, net	214,061	160,584
Straight-line revenue receivable	33,406	29,088
Other assets	12,813	9,674
Total Assets	$3,280,677	$3,318,752

Liabilities, Convertible Preferred Stock and Shareholders’ Deficit
Liabilities:
Accounts payable, accrued expenses and other liabilities	$56,023	$40,977
Accrued interest payable	65,715	27,812
Deferred revenue	293,879	261,404
Derivative liability	1,536	6,102
Dividends payable	94,810	94,607
Deferred income taxes	47,048	28,394
Capital lease obligations	54,068	54,535
Contingent consideration	90,719	98,600
Notes and other debt, net	4,003,792	4,028,214
Total Liabilities	4,707,590	4,640,645

Commitments and contingencies

Convertible preferred stock, Series A, $0.0001 par value, 88 shares authorized, issued and outstanding, $87,500 liquidation value	81,296	80,552

Shareholder’s Deficit:
Preferred stock, $ 0.0001 par value, 50,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $ 0.0001 par value, 500,000 shares authorized, issued and outstanding: 155,276 shares at March 31, 2017 and 155,139 at December 31, 2016	16	15
Additional paid-in capital	141,503	141,092
Accumulated other comprehensive income (loss)	3,072	(6,369)
Distributions in excess of accumulated earnings	(1,652,800)	(1,537,183)
Total shareholders’ deficit	(1,508,209)	(1,402,445)
Total Liabilities, Convertible Preferred Stock and Shareholders’ Deficit	$3,280,677	$3,318,752

Uniti Group Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Revenues:
Leasing	$170,306	$168,613
Fiber Infrastructure	34,812	-
Towers	1,428	28
Consumer CLEC	4,927	6,034
Total revenues	211,473	174,675

Costs and expenses:
Interest expense	73,365	66,049
Depreciation and amortization	101,361	86,340
General and administrative expense	13,978	5,189
Operating expense (exclusive of depreciation, accretion and amortization)	22,125	4,707
Transaction related costs	9,684	3,910
Other expenses	11,339	-
Total costs and expenses	231,852	166,195

(Loss) income before income taxes	(20,379)	8,480
Income tax (benefit) expense	(379)	444
Net (loss) income	(20,000)	8,036
Participating securities’ share in earnings	(387)	(355)
Dividends declared on convertible preferred stock	(656)	-
Amortization of discount on convertible preferred stock	(745)	-
Net (loss) income applicable to common shareholders	$(21,788)	$7,681

(Loss) earnings per common share:
Basic	$(0.14)	$0.05
Diluted	$(0.14)	$0.05

Weighted average number of common shares outstanding:
Basic	155,184	149,918
Diluted	155,184	149,984

Dividends declared per common share	$0.60	$0.60

Uniti Group Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Three Month Ended March 31,
	2017	2016
Cash flow from operating activities:
Net (loss) income	$(20,000)	$8,036
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	101,361	86,340
Amortization of deferred financing costs	2,487	1,818
Amortization of debt discount	2,778	1,946
Deferred income taxes	(1,002)	(216)
Straight-line revenues	(3,629)	(4,322)
Stock based compensation	1,632	930
Other	124	(9)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	1,014	1,307
Other assets	(1,626)	(252)
Change in fair value of contingent consideration	10,910	-
Accounts payable, accrued expenses and other liabilities	34,153	26,123
Net cash provided by operating activities	128,202	121,701

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	248	111
Acquisition of ground lease investments	(7,191)	(1,347)
NMS asset acquisition	(64,622)	-
Capital expenditures	(14,931)	(77)
Net cash used in investing activities	(86,496)	(1,313)

Cash flows from financing activities:
Principal payment on debt	(5,270)	(6,044)
Dividends paid	(94,133)	(90,314)
Payments of contingent consideration	(18,791)	-
Borrowings under revolving credit facility	25,000	-
Payments under revolving credit facility	(25,000)	-
Capital lease payments	(672)	-
Deferred financing costs	(24,418)	-
Common stock issuance, net of costs	(54)	-
Net share settlement	(1,690)	(1,266)
Net cash used in financing activities	(145,028)	(97,624)

Effect of exchange rate changes on cash and cash equivalents	294	78
Net (decrease) increase in cash and cash equivalents	(103,028)	22,842
Cash and cash equivalents at beginning of period	171,754	142,498
Cash and cash equivalents at end of period	$68,726	$165,340

Non-cash investing and financing activities:
Property and equipment acquired but not yet paid	$4,013	$-
Tenant capital improvements	33,824	32,359
Acquisition of businesses through non-cash consideration	-	974

Uniti Group Inc.

Reconciliation of Net Income to FFO, NFFO and AFFO

(In thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Net (loss) income applicable to common shareholders	$(21,788)	$7,681
Real estate depreciation and amortization	91,014	85,501
Participating securities’ share in earnings	387	355
Participating securities’ share in FFO	(387)	(368)
FFO applicable to common shareholders	69,226	93,169
Transaction related costs	9,684	3,910
NFFO applicable to common shareholders	78,910	97,079
Change in fair value of contingent consideration	10,910	-
Amortization of deferred financing costs	2,487	1,818
Amortization of debt discount	2,778	1,946
Stock based compensation	1,632	930
Non-real estate depreciation and amortization	10,347	839
Straight-line revenues	(3,629)	(4,322)
Maintenance capital expenditures	(536)	-
Amortization of discount on convertible preferred stock	745	-
Other non-cash (revenue) expense, net	(3,328)	(817)
Adjusted FFO applicable to common shareholders	$100,316	$97,473

Per diluted common share:
EPS	$(0.14)	$0.05
FFO	$0.45	$0.62
NFFO	$0.51	$0.65
AFFO	$0.65	$0.65

Weighted average common shares used to calculate basic (loss) earnings per common share	155,184	149,918
Effect of dilutive non-participating securities	271	66
Weighted average common shares used to calculate diluted FFO, NFFO and AFFO per common share	155,455	149,984

Uniti Group Inc.

Reconciliation of EBITDA and Adjusted EBITDA

(In thousands)

	Three Months Ended March 31,
	2017	2016
Net (loss) income	$(20,000)	$8,036
Depreciation and amortization	101,361	86,340
Interest expense	73,365	66,049
Income tax (benefit) expense	(379)	444
EBITDA	154,347	160,869
Stock based compensation	1,632	930
Transaction related costs	9,684	3,910
Other expense	11,339	-
Adjusted EBITDA	$177,002	$165,709

Adjusted EBITDA:
Leasing	$170,060	$168,208
Fiber Infrastructure	11,567	-
Towers	(735)	(302)
Consumer CLEC	1,166	1,332
Corporate	(5,056)	(3,529)
	$177,002	$165,709

Annualized Adjusted EBITDA (1)	$708,008

As of March 31, 2017:
Total Debt (2)	$4,216,764
Cash and cash equivalents	68,726
Net Debt	$4,148,038

Total Debt/Annualized Adjusted EBITDA	6.0x

Net Debt/Annualized Adjusted EBITDA	5.9x

(1)

Calculated as Adjusted EBITDA for the most recently reported three-month period, multiplied by four.  Annualized Adjusted EBITDA has not been prepared on a pro forma basis in accordance with Article 11 of Regulation S-X.

(2)	Includes $54.1 million of capital leases, but excludes $158.9 million of unamortized discounts and deferred financing costs.

Uniti Group Inc.

Projected Future Results (1)

(In millions)

Year Ended December 31, 2017
Net loss applicable to common shareholders	($18) to ($12)
Participating securities’ share in earnings	1
Dividends declared on convertible preferred stock	3
Amortization of discount on convertible preferred stock	3
Net Loss (2)	($11) to ($5)
Interest expense	306
Depreciation and amortization	419
Income tax expense	1
EBITDA (2)	$715 to $721
Stock based compensation	7
Transaction related cost	10
Other expenses	11
Adjusted EBITDA (2)	$743 to $749

(1)

The foregoing projections reflect management’s outlook after the impacts of the recent equity and debt issuances discussed in this release, and assumes a June 1, 2017 close of Hunt and an August 1, 2017 close of Southern Light.  Final purchase price allocations, future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of projected future results may not add due to rounding.

Uniti Group Inc.

Projected Future Results (1)

(Per Diluted Share)

Year Ended December 31, 2017
Net loss applicable to common shareholders	($0.11) to ($0.07)
Real estate depreciation and amortization	2.17 to 2.16
Participating securities share in earnings	0.01
Participating securities share in FFO	(0.01)
FFO applicable to common shareholders (2)	$2.05 to $2.09
Transaction related costs	$0.06
NFFO applicable to common shareholders (2)	$2.12 to $2.15
Amortization of deferred financing costs and debt discount	0.14
Stock based compensation	0.04
Non-real estate depreciation and amortization	0.32
Change in fair value of contingent consideration	0.06
Straight-line revenues	(0.09)
Maintenance capital expenditures	(0.04)
Amortization of discount on convertible preferred stock	0.02
Other non-cash revenue, net	(0.09)
AFFO applicable to common shareholders (2)	$2.48 to $2.52

(1)

The foregoing projections reflect management’s outlook after the impacts of the recent equity and debt issuances discussed in this release, and a June 1, 2017 close of Hunt and an August 1, 2017 close of Southern Light.  Final purchase price allocations, future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of projected future results may not add to FFO, NFFO and AFFO applicable to common shareholders due to rounding.

Components of Interest Expense (1)

(In millions)

Year Ended December 31, 2017
Interest expense on debt obligations	$283
Amortization of deferred financing cost and debt discounts	23
Interest expense (2)	$306

(1)

The foregoing projections reflect management’s outlook after the impacts of the recent equity and debt issuances discussed in this release, and assumes a June 1, 2017 close of Hunt and an August 1, 2017 close of Southern Light.  Final purchase price allocations, future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of interest expense may not add to the total due to rounding.

NON-GAAP FINANCIAL MEASURES

We refer to EBITDA, Adjusted EBITDA, Funds From Operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), Normalized Funds From Operations (“NFFO”) and Adjusted Funds From Operations (“AFFO”) in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA, Adjusted EBITDA, FFO, NFFO and AFFO are important non-GAAP supplemental measures of operating performance for a REIT.

We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of transaction and integration related costs, collectively “Transaction Related Costs”, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, changes in the fair value of contingent consideration and financial instruments, and other similar items. We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants.  Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP.

Because the historical cost accounting convention used for real estate assets requires the recognition of depreciation expense except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income applicable to common shareholders computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. We compute FFO in accordance with NAREIT’s definition.

The Company defines NFFO, as FFO excluding the impact, which may be recurring in nature, of transaction and integration related costs. The Company defines AFFO, as NFFO excluding (i) non-cash revenues and expenses such as stock-based compensation expense, amortization of debt and equity discounts, amortization of deferred financing costs, depreciation and amortization of non-real estate assets, straight line revenues, revenue associated with the amortization of tenant capital improvements; (ii) the impact, which may be recurring in nature, of the write-off of unamortized deferred financing fees, additional costs incurred as a result of early repayment of debt, changes in the fair value of contingent consideration and financial instruments and similar items less maintenance capital expenditures. We believe that the use of FFO, NFFO and AFFO, and their respective per share amounts, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and analysts, and makes comparisons of operating results among such companies more meaningful. We consider FFO, NFFO and AFFO to be useful measures for reviewing comparative operating performance. In particular, we believe AFFO, by excluding certain revenue and expense items, can help investors compare our operating performance between periods and to other REITs on a consistent basis without having to account for differences caused by unanticipated items and events, such as transaction and integration related costs. The Company uses FFO, NFFO and AFFO, and their respective per share amounts, only as performance measures, and FFO, NFFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. While FFO, NFFO and AFFO are relevant and widely used measures of operating performance of REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance.

Further, our computations of EBITDA, Adjusted EBITDA, FFO, NFFO and AFFO may not be comparable to that reported by other REITs or companies that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define EBITDA, Adjusted EBITDA, NFFO and AFFO differently than we do.

INVESTOR AND MEDIA CONTACTS:

Mark A. Wallace, 501-850-0866

Executive Vice President, Chief Financial Officer & Treasurer

mark.wallace@uniti.com

Jim Volk, 501-850-0872

VP, Finance & Investor Relations

jim.volk@uniti.com